EXHIBIT 10.1

December 7, 2007

Jay Caldwell
Chief Financial Officer
Redhook Ale Brewery, Inc.
14300 NE 145th Street
Woodinville, WA  98072

Dear Jay:

     The purpose of this letter is to confirm our understanding about your continued employment as the Chief Financial Officer of Redhook Ale Brewery, Incorporated (the "Company").

     Our mutual agreement regarding your salary, severance and other benefits, beginning now is set forth below.

Compensation and Benefits
-------------------------

     You will receive a base salary of $180,000.00 per year, subject to review by the Compensation Committee and approval by the Board. In addition, you are entitled to participate in all of the Company's employee benefit programs for which you are eligible.

     You will be eligible for a yearly bonus, such bonus to be approved by the Board on the recommendation of the Compensation Committee. The potential bonus is 20% of your base salary. Your base salary is to be paid retro-actively from October 1, 2007.

Severance
---------

     In the event that your employment with the Company is terminated by the Company for any reason other than "for cause", you will be entitled to severance equal to twelve months salary, plus accrued vacation and sick pay.

     I am acting on behalf of the Company having reviewed the minutes of the Compensation Committee meeting dated November 7, 2007 and the Board meeting dated November 13, 2007.


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     It is our intention that you remain on the payroll until June 30, 2008 in connection with the Merger. (unless terminated earlier) At the end of your employment on June 30, 2008 the Company will pay your twelve months severance, subject to you signing a release. In the event that the Company requires ongoing assistance, the Company will pay you $20,000.00 per month.

     Upon termination not-for-cause you will be offered Company paid COBRA coverage for up to one year or until you find new employment with comparable health care coverage. The release will include a non-competition component for employment in the beer business for six months post employment.

     We appreciate your continued efforts on behalf of Redhook, and look forward to having you as a member of our team through the merger and integration process.

Acknowledged and Agreed:



/s/ Paul S. Shipman
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Paul Shipman



December 10, 2007
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Date

Acknowledged and Agreed:



/s/ Jay T. Caldwell
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Jay Caldwell



December 10, 2007
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Date